Exhibit 99.1

Amphenol

News Release

World Headquarters

358 Hall Avenue

P. O. Box 5030

Wallingford, CT 06492-7530

Telephone (203) 265-8900

FOR IMMEDIATE RELEASE

For Further Information:

Diana G. Reardon

Senior Vice President and

   Chief Financial Officer

203/265-8630

www.amphenol.com

AMPHENOL ANNOUNCES

FIRST QUARTER 2008 DIVIDEND PAYMENT

Wallingford, Connecticut.  January 25, 2008.  Amphenol Corporation (NYSE-APH) announced today that its Board of Directors has approved a continuing quarterly dividend on its Common Stock in the amount of $.015 per share.  The Company will pay its first quarter dividend for 2008 on or about April 2, 2008 to shareholders of record as of March 12, 2008.

Amphenol Corporation is one of the world’s leading producers of electronic and fiber optic connectors, cable and interconnect systems.  Amphenol products are engineered and manufactured in the Americas, Europe and Asia and sold by a worldwide sales and marketing organization.  Amphenol has a diversified presence as a leader in high growth segments of the interconnect market including:  Military, Commercial Aerospace, Automotive, Broadband Communication, Industrial, Information Technology and Data Communications Equipment, Mobile Devices and Wireless Infrastructure.